UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942

(Commission

File Number)

Delaware	77-0557980
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 30, 2013, Mr. Norman Yeung, Senior Vice President of Engineering of Inphi Corporation (the “Company”), announced his resignation to be effective no later than December 31, 2013.

(e) Pursuant to a letter agreement and a Consulting Agreement between the Company and Mr. Yeung, subject to his execution of a release at the time of his separation, Mr. Yeung will be provided with the following benefits: (1) cash payments in the form of salary continuation for 12 months; (2) reimbursement of COBRA premiums equal to the amount the Company was paying as the employer-portion of premium contributions for health coverage for him and his dependents for up to 18 months; and (3) Mr. Yeung will be eligible to continue vesting in his outstanding stock options and restricted stock units during the 12-month period that he provides advisory services to the Company pursuant to the Consulting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHI CORPORATION

Date: July 30, 2013	By:	/s/ Richard Ogawa
Richard Ogawa
General Counsel